UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 12, 2020

INSPIRED ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36689	47-1025534
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

250 West 57th Street, Suite 415 New York, New York	10107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 565-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This amendment to current report on Form 8-K/A (the “Amendment”) amends the current report on Form 8-K filed by Inspired Entertainment, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on May 13, 2020 (the “Original 8-K”). The Original 8-K reported the final voting results of the Company’s 2020 Annual Meeting of Stockholders held on May 12, 2020 (the “2020 Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future stockholder advisory votes on executive compensation (“Say-on-Pay Votes”). No other changes have been made to the Original 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously reported in the Original 8-K, at its 2020 Annual Meeting, the Company held a non-binding advisory vote on the frequency of future Say-on-Pay Votes at the 2020 Annual Meeting. The vote by stockholders was 6,344,149 for every one year, 343 for every two years, and 9,665,228 for every three years. In addition, 53,104 shares abstained and there were 1,349,280 broker non-votes.

The Company has considered the results of this advisory vote (which favored conducting Say-on-Pay Votes once every three years) and has determined that the Company will hold future Say-on-Pay Votes once every three years until the occurrence of the next advisory vote on the frequency of Say-on-Pay Votes. The next advisory vote regarding the frequency of Say-on-Pay Votes is required to occur no later than the Company's 2026 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2020

INSPIRED ENTERTAINMENT, INC.

By	/s/ A. Lorne Weil
Name: A. Lorne Weil
Title: Executive Chairman

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